Exhibit 99.1

Corrected Transcript

07-May-2026

Diodes, Inc. (DIOD)

Q1 2026 Earnings Call

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CORPORATE PARTICIPANTS

Leanne K. Sievers

President, Shelton Group

Gary Yu

President, Chief Executive Officer & Director, Diodes, Inc.

Brett R. Whitmire

Chief Financial Officer, Diodes, Inc.

Emily Yang

Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.

OTHER PARTICIPANTS

Tristan Gerra

Analyst, Robert W. Baird & Co., Inc.

William Stein

Analyst, Truist Securities, Inc.

David Williams

Analyst, Needham

MANAGEMENT DISCUSSION SECTION

Operator: Good afternoon and welcome to Diodes Incorporated’s First Quarter 2026 Financial Results Conference Call. At this time, all participants are in a listen-only mode. At the conclusion of today's conference call, instructions will be given for the question-and-answer session. [Operator Instructions] As a reminder, this conference call is being recorded today, Thursday, May 7, 2026. I would now like to turn the call over to Leanne Sievers of Shelton Group Investor Relations. Leanne, please go ahead.

...

Leanne K. Sievers

President, Shelton Group

Good afternoon and welcome to Diode's First Quarter 2026 Financial Results Conference Call. I'm Leanne Sievers, President of Shelton Group, Diodes' Investor Relations firm. Joining us today are Diodes' president and CEO, Gary Yu; CFO, Brett Whitmire; Senior Vice President, Worldwide Sales and Marketing, Emily Yang; and Vice President of Marketing Investor Relations, Gurmeet Dhaliwal.

I'd like to remind our listeners that the results announced today are preliminary as they are subject to the company finalizing its closing procedures and customary quarterly review by the company's independent registered public accounting firm. As such, these results are unaudited and subject to revision until the company files its form 10-Q for the quarter ended March 31, 2026. In addition, management's prepared remarks contain forward looking statements, which are subject to risks and uncertainties, and management may make additional forward looking statements in response to your questions. Therefore, the company claims the protection of the safe harbor for forward looking statements that is contained in the private securities litigation reform Act of 1995. Actual results may differ from those discussed today, and therefore we refer to a more detailed discussion of the risks and uncertainties in the company's filings with the Securities and

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Exchange Commission, including Forms 10-K and 10-Q.

In addition, any projections as to the company's future performance represent management's estimates as of today May 7, 2026. Diodes assumes no obligation to update these projections in the future as market conditions may or may not change, except to the extent required by applicable law. Additionally, the company's press release and management statements during this conference call will include discussions of certain measures and financial information in GAAP and non-GAAP terms. Included in the company's press release are definitions and reconciliations of GAAP to non-GAAP items, which provide additional details.

Also, throughout the company's press release and management statements during this conference call, we refer to net income attributable to common stockholders as GAAP net income. For those of you unable to listen to the entire call at this time, a recording will be available via webcast for 90 days in the Investor Relations section of Diodes' website at www.diodes.com.

And now, I'll turn the call over to Diodes' President and CEO, Gary Yu. Gary, please go ahead.

Gary Yu

President, Chief Executive Officer & Director, Diodes, Inc.

Welcome, everyone, and thank you for joining us on today's conference call. As announced in our press release earlier today, first quarter revenue grew 22% year-over-year and an above-seasonal 3.5% sequentially. This growth highlights the solid demand recovery and momentum that we are seeing across our key focus areas of automotive, industrial and AI-server related applications. In fact, this quarter is the fifth consecutive quarter of double-digit year-over-year growth and the highest percentage increase since fourth quarter of 2021.

Revenue in Europe led the growth, as we continue to benefit from increased opportunities and orders from automotive customers as well as improved demand across broad industrial applications. Additionally, gross margin improved 70 basis points sequentially, due mainly to the higher revenue contribution from automotive and industrial markets, which totaled 44% of product revenue, combined with the improving utilization. Notably, we delivered an over 100% year-over-year increase in quarterly earnings, clearly demonstrating the operating leverage in our model. After formally releasing our three-year interim financial targets earlier this year, which includes reaching $2 billion in annual revenue, $700 million in gross profit and over $4 in non-GAAP EPS.

This quarter was a great first step toward executing on these goals. Content expansion, design win momentum and new product introductions will continue to be the cornerstone of our growth initiatives, combined with increased manufacturing and cost efficiency to further drive margin expansion.

With that, let me now turn the call over to Brett to discuss our first quarter financial results as well as our second quarter guidance in more detail.

Brett R. Whitmire

Chief Financial Officer, Diodes, Inc.

Thanks, Gary, and good afternoon, everyone. Revenue for the first quarter, 2026 was $405.5 million, an increase of 22.1% over the $332.1 million in the first quarter of 2025 and up to 3.5% compared to $391.6 million in the fourth quarter 2025. Gross profit for the first quarter was $128.8 million, or 31.8% of revenue, compared to $104.7 million or 31.5% of revenue in the prior year quarter and $121.9 million or 31.1% of revenue in the prior quarter. GAAP operating expenses for the first quarter were $109.0 million or 26.9% of revenue, and on a non-GAAP basis were $103.9 million or 25.6% of revenue, which excludes $3.9 million amortization of acquisition-related intangible asset costs and $1.1 million of board and officer retirement expense. This compares to GAAP operating expenses in the first quarter 2025 of $103.4 million or 31.1% of revenue and $108.7 million or 27.8% of revenue in the prior quarter. Non-GAAP operating expenses in the prior quarter were $104 million or 26.6% of revenue.

Total other income amounted to approximately $2.7 million for the quarter, consisting of $5.4 million in interest

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income, $2.5 million in unrealized gain on investments, $0.1 million in other income, offset by $3.4 million in foreign currency losses, $1.2 million of impairment loss of equity investment and $0.7 million in interest expense. Income before taxes, equity and net earnings of equity investments and non-controlling interest in the first quarter of 2026 was $22.4 million, compared to a loss of $2.8 million in the prior year period and $16.8 million in the previous quarter.

Turning to income taxes, our effective income tax rate for the first quarter was approximately 19.9%. For 2026, we continue to expect the tax rate for the full year to remain at approximately 18%, plus or minus 3%.

GAAP net income for the first quarter was $15.0 million or $0.32 per diluted share, compared to a net loss of $4.4 million or a loss of $0.10 per diluted share in the prior year quarter and net income of $10.2 million or $0.22 per diluted share last quarter. The share count used to compute GAAP income per share for the first quarter of 2026 was 46.1 million shares. Non-GAAP adjusted net income in the first quarter was $19.8 million or $0.43 per diluted share, which excluded net of tax, $3.2 million of acquisition-related intangible asset cost, $0.9 million in board/officer retirement expense and $0.7 million of loss on investment. This compares to non-GAAP adjusted net income of $8.8 million or $0.19 per diluted share in the first quarter 2025 and $15.7 million or $0.34 per diluted share in the prior quarter. Excluding non-cash share based compensation expense of $6 million for the first quarter, net of tax, both GAAP net income and non-GAAP adjusted net income would have increased by $0.13 per share. EBITDA for the first quarter was $49.4 million or 12.2% of revenue, compared to $26.2 million or 7.9% of revenue in the prior year period, and $41.9 million or 10.7% of revenue in the prior quarter.

We have included in our earnings release a reconciliation of GAAP net income to non-GAAP adjusted net income and GAAP net income to EBITDA, which provides additional details. Cash flow provided by operations was $64.3 million for the first quarter, a $26.2 million increase from the $38.1 million in the prior quarter. Free cash flow was

$32.4 million, a $20.0 million increase over the fourth quarter and included $31.9 million of capital expenditures. Net cash flow was a positive $26.9 million, despite the higher CapEx spending compared to last quarter.

Turning to the balance sheet. At the end of first quarter, cash, cash equivalents, restricted cash plus short-term investments totaled approximately $409 million. Working capital was approximately $891 million. And total debt, including long-term and short-term, was approximately $55 million. In terms of inventory, at the end of the first quarter, total inventory days were approximately 157 days as compared to 161 days last quarter and down approximately 30 days from 187 days in the year ago quarter. Finished goods inventory days were 55 days compared to 59 days last quarter.

Total inventory dollars increased $21.2 million from the prior quarter to $492.8 million, consisting of a $24.0 million increase in raw materials, a $0.5 million increase in work in process, and a $3.3 million decrease in finished goods. Capital expenditures on a cash basis were $31.9 million for the first quarter, or 7.9% of revenue, which is within our targeted annualized range of 5% to 9% of revenue.

Now turning to our outlook. As you may have noticed in our press release, we have refined the presentation of our guidance to help simplify the information provided while also aligning to the three-year financial targets we introduced last quarter. That said, for the second quarter, we expect revenue to be approximately $435 million, plus or minus 3%. At the midpoint, this represents an 18.8% increase year-over-year and a 7.3% increase sequentially, which will be the sixth consecutive quarter of double-digit year-over-year growth and another quarter of above seasonal sequential growth. GAAP gross margin is expected to be 32.8% plus or minus 1%. Non-GAAP adjusted EPS is expected to be $0.60, plus or minus $0.10.

With that said, I will now turn the call over to Emily Yang.

Emily Yang

Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.

Thank you, Brett, and good afternoon. As Gary and Brett mentioned, revenue in the first quarter was at the high

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end of our guidance range, up 3.5% sequentially and above our typical seasonality of down 5%. This growth was mainly driven by strong demand in Europe, followed by Asia. Year-over-year, first quarter revenue increased 22%. Our global POS increased sequentially, and our channel inventory decreased again this quarter, both in dollars and in weeks, which were at the lower end of our normal range of 11 weeks to 14 weeks. We also continue to benefit from the market supply disruption. We remain strategically selective and focused on long-term sustainable business and demand creation.

Looking at global sales in the first quarter, Asia represented 77% of revenue, Europe 14%, and North America 9%. In terms of our end markets, industrial was 24% of Diodes' product revenue, automotive 20%, computing 26%, consumer 17%, and communications 13% of product revenue. Our automotive and industrial revenue combined was 44% of product revenue, which was a 2-percentage-point increase compared to last quarter, largely due to stronger demand in Europe.

Now, let me review the end market in greater detail, starting with automotive market. Revenue grew 3.8% sequentially and over 32% year-over-year. Overall demand was strong in the quarter and visibility continues to improve. We are encouraged by the breadth and the depth of our automotive design wins across all focus areas, including connected driving, comfort style safety and electrification. With an expanding automotive grade portfolio and strong engagements with OEM and Tier 1 customers, we are well positioned to benefit from the increase in dollar content per vehicle.

In terms of design wins, we are seeing strong momentum for interface and voltage level shifter ICs across ADAS, telematics and infotainment platforms with multiple customer wins. ESD and bi-directional protection devices, including protection for automotive, Ethernet and in-vehicle networks are being designed into next generation communication platforms and body control modules. Our portfolio of automotive-grade discrete products, including switching diodes, rectifiers and protection devices continued to enable reliable data and power path. We are also securing increased adoption of power protection, power management and control solutions across safety critical systems and advanced lighting.

Our ideal diode controllers are also seeing strong demand in reverse battery protection power trees and our precision current limited power switching are gaining traction for protected ECU power wheels. We're also receiving solid demand for our low IQ LDOs in MCU power supplies and our brushed DC motor drive products are experiencing significant growth, particularly in automotive lighting, cooling and motor applications. And our 48-volt Matrix led drivers are gaining traction in dynamic real lighting applications, enabling adaptive generally and distinctive vehicle design. Additionally, our silicon carbide MOSFETs in innovative topside cooling package are gaining momentum in traction inverters onboarding chargers and high voltage DC-DC converters, while our ultra- low VCE bipolar devices continue to win designs in battery management systems and vehicle radar.

Turning to industrial market, revenue grew to 24% of product revenue from 22% last quarter, representing a 13.2% quarter-over-quarter growth and over 31% year-over-year. We have begun to see solid demand recovery in Europe, followed by North America and Asia. Much of this strength in demand is being driven by AI

Infrastructure, and we expect this momentum will continue throughout the year. Specifically in AI server power supply units, our bipolar junction transistors portfolio has been winning designs and our Hall sensors are being used in brushless DC fan applications for thermal management. Additionally, our rectifying battery backup units are enabling hot-swap functionality and supporting a scalable resiliency power architecture required by AI servers.

We're also seeing broad market recovery across multiple applications, like factory automation and medical equipment. From a design point of view, we are achieving increasing momentum across power, sensing and imaging applications, driven by the automation and inspection systems. Our 60-amp, 650-volt Silicon Carbide diodes continue to gain traction in industrial power applications, supporting higher efficiency and power density requirements. Also, during the quarter, our low IQ LDO regulators received solid demand for power tools and industrial fan applications, supporting energy efficiency and battery power design. And our LED drivers continue to gain traction in intelligent LED lighting applications for smart infrastructure and enterprise

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environments.

Also in industrial, our voltage reference devices received strong demand from a variety of industrial power supply applications where accuracy and stability are essential. Our AOI Contact Image Sensor products also achieved multiple design wins across inspection related applications, including IC inspection, battery film inspection, glass inspection as well as digital check and card scanners. In the computing market, although revenue decreased 3.7% to 26% of the product revenue this quarter, revenue grew year-over-year over 21%. During the quarter, we continued to see strong demand across AI server and data center applications. For the other applications like notebook and motherboards, we saw demand moderate downward due to the overall softer market for these applications combined with a memory shortage.

In high performance computing and data infrastructure, key focus areas remain power management, protection, connectivity, timing and signal integrity. High-power transient protection products are being designed into server hot-swap power rail architecture, delivering ultra-high surge protection for mission-critical power rails.

Our supervisory reset IC and 5-volt low-RDS(ON) switches are seeing strong demand across data center and SSD applications. Additionally, our ISL portfolio, including voltage level shifters for SPI, UART and GPIOs are increasingly being utilizing in servers, AI servers and workstations with designs at leading hyperscale and AI customers.

And our PCIe 6.0, 7.0 mux buffers are also seeing adoption across multiple AI server platforms. As process migration-driven SoC I/O voltage lower eUSB adoptions continue to accelerate as design-in and design wins for eUSB repeaters have become widespread across major PC OEMs and ODMs. Diodes' P-Channel MOSFET are being designed into desktop platforms for low switch applications while our OCP power switches continue to see solid demand in 15-watt source path for USB power delivery ports in both desktops and docking stations. Our 20- volt high performance, low noise LDOs also continue to gain traction in PC platforms, reflecting record design win conversion.

Additionally, in computing, our TVS protection devices have been widely adopted in USB Power Delivery 3.0- enabled docking platforms, providing robust transient ESD protection and our USB power delivery sink switch are seeing strong demand in multiport USB power delivery systems using laptops, supporting high-power density and fast charging requirements. In the consumer market, revenue increased 3.8% sequentially and over 26% year- over-year. We continue to see steady demand across personal gaming devices, charging and home applications. Rectifiers, Zener Diodes and Super Barrier Rectifiers are gaining adoption in SSDs, tablets and mini consumer computers, supporting efficiency, power conversion and protection in space constrained designs. Diodes’ USB power delivery controllers and PWM controllers also continue to see growth in the consumer charging market, driven by fast charging adoption and high power requirements.

Additionally, our LED drivers are winning designs in household appliances, enabling long lifetime and low power consumption, while our high-performance boost LED controllers are gaining traction in smart home lighting applications.

Lastly, in the communication market, revenue increased 3.8% sequentially and over 17% year-over-year. Growth in data traffic and bandwidth demand is driving enhancement in data center networking applications, increasing adoption of high-efficiency rectification solutions. Diodes Super Barrier Rectifier products are gaining momentum, supporting reliable device connectivity in high-speed network equipment. In parallel, our crystal oscillators and ultra-low jitter timing solutions are seeing strong traction in SmartNIC cards and networking modules where systems are becoming smaller and power dense.

Our recently introduced ultra-low RDS(ON) CSP MOSFETs are targeting battery protection and power management applications. These devices have been designed in by smartphone customers globally. Our battery FETs continue to gain traction in battery managed systems as demand increases for more power efficiency and feature rich mobile devices. Complementing to this design high-PSRR LDOs level shifters and

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data line protection devices are also seeing strong momentum across smartphone applications. In the wireless infrastructure, our 60- volt buck converters are being designed into RF power applications, including base stations, radar systems and other high power wireless platforms.

In summary, we have started out 2026 with strong growth momentum across our key focus areas of automotive, industrial and AI server related applications. Additionally, we are benefiting from ongoing demand improvement in both the automotive and industrial markets, which should continue to serve as a tailwind to our near-term growth, and when combined with our ongoing margin improvement, we are well aligned to deliver increasing earnings and cash flows towards the achievement of our three-year financial goals.

With that, we now open the floor to questions. Operator?

QUESTION AND ANSWER SECTION

Operator: We will now begin the question-and-answer session. [Operator Instructions] At this time, we will pause momentarily to assemble our roster. Our first question today is from Tristan Gerra with Baird. Please go ahead.

Q

Tristan Gerra

Analyst, Robert W. Baird & Co., Inc.

Hi. Good afternoon. Wanted to understand better the implications of tightening lead times on customer requalifications. Is that helping as people are getting more concerned about securing capacity for 2027? And what's your timing assumption as to when those requalifications in analog products happen?

A

Emily Yang

Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.

Hi, Tristan, this is Emily. During the constrained supply market situation, customers are always more willing for qualifications, especially with a guarantee of a long-term supply, right. So, definitely it's beneficial. Overall, we're still going through a lot of process qualification, improving the technology with our internal factories. I would say the progress is progressing well, but it's still going to take some time for us to ramp up more because the qualification of process does take time. But I would say all in all, we are on the right track and right direction.

Q

Tristan Gerra

Analyst, Robert W. Baird & Co., Inc.

Okay, great. And then just two quick follow-ups, if I may. Based on your commentary, when do you think that you could get to the point where utilization rates are roughly the same, or at least all of your fabs are at normalized utilization rates? Is that kind of a late 2027 dynamic or do we need to wait later?

And then the second one, you touched a bit on the call about traction in data center with your products. I wanted to know how you're approaching the 800-volt opportunity in data center. There's a lot of very high-voltage regulators in each tray. Just wanted to understand better, how you see that opportunity going forward? Thank you.

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A

Gary Yu

President, Chief Executive Officer & Director, Diodes, Inc.

Yeah, I think, Tristan, I think, I'm going to answer the question, the first question first. And I know we are – as you know, we have been starting to ship the products produced from those two wafer fabs in Scotland and South Portland to our key customers since last year. And then we're continuing to improve the loading in the next couple of years, right. And as Emily mentioned about the qualifications, that takes some time, especially on the customer side, even though during the shortage period customers shorten their qualification cycle, trying to adapt more of our products. And it's good, but take some time, I would say probably 2027, 2028, you're going to see much more improvement on this utilization on those two wafer fabs . For the rest of wafer fab that we have, kind of in pretty good loading at this moment and at backend, we are almost fully loaded at this moment. Okay.

For the second question regarding for the 800-Volt platform right. And I think we are positioning on this kind of technology in the place. We have our silicon carbide MOSFET ready for that along with analog and discrete devices, so we can provide a very good solution to customer needs at this moment.

A

Emily Yang

Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.

Yeah. So, Tristan, let me add a little bit. With the 800-Volt, especially on the AI power system or power supply side, we actually see the power supply unit as one opportunity. We also see the battery backup unit with some of the others, right. So, we definitely see across the board really, really good opportunity. Other than Silicon Carbide and the diodes as well as the MOSFETs, we also see a lot of isolation opportunities. We see sensors, we see some of the power rail protection, as well as some of the other analog, right, and discrete.

So, I would say all in all, it's actually very positive. So, there's still a lot of potential for us to continue to expand. We also focus on some of the new product introductions that we'll share in the future. So, we are very, very excited for this opportunity and we definitely will continue to pursue the new sockets that are in front of us.

Q

Tristan Gerra

Analyst, Robert W. Baird & Co., Inc.

Great. Thank you very much.

A

Gary Yu

President, Chief Executive Officer & Director, Diodes, Inc.

Thank you, Tristan.

Operator: The next question is from William Stein with Truist Securities. Please go ahead.

Q

William Stein

Analyst, Truist Securities, Inc.

Great. Thanks for taking my questions. First, I'm hoping you can help us understand your exposure to AI data centers across end markets. I think you've got some in compute and some in comms. Can you first just make

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sure I'm correct on that, the split across end markets and then maybe give us an approximate sizing or percentage of total revenue in that end market?

A

Emily Yang

Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.

Yeah, yeah, sure. Will, this is Emily. So overall, we see that AI as a whole ecosystem. It's not just related to AI servers, right? So, earlier I talked about power supply. This is actually under industrial. We're definitely seeing huge potentials overall in this area. We talk about networking, whether it's the networking, switchings or routers, this is other area that we've seen a lot of expansion overall. Within the networking, I think, I mentioned maybe earlier about optical modules, right. So, this is also driven by the AI. So, I would say all in all, there's multiple areas, not just in the compute that we're seeing AI-related applications.

Q

William Stein

Analyst, Truist Securities, Inc.

But we don't have a sort of sizing of that?

.

AEmily Yang

Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.

Sizing. So, I would say, other than the AI server that we're seeing a lot of ramp-up already, which will continue the momentum. We're also seeing very strong on the power supply side with a lot of new opportunities that working to really help to drive to the 800-volt that Tristan questioned earlier, right. So, even on the data center as well as the networking area, because that's really the backbone of everything. We've also seen really good momentum driven by some of the big networking companies.

Q

William Stein

Analyst, Truist Securities, Inc.

Okay, fair enough. Let me get to a couple of others if I can. There's a couple of other areas aside from data center AI that's capturing investors’ attention. One is low-Earth orbit satellites. Another one is humanoid robotics. Can you talk to your exposure to these markets? Do you have anything in either of those two?

A

Emily Yang

Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.

Yeah, I think humanoid robotics definitely is a key interest. The reason we haven't really talked a lot because the volume is still pending to ramp. But all in all, we're actually seeing a lot of similarities. I mean, on top of that, right, if you really think about it, automotive is the other key area driving the voltage to higher and higher, right. So, I think all in all, right, on the robotic side, right, other than the power related, we're also seeing a lot of, for example, the joint movements, right, with a lot of requirement on the MOSFET, on the discrete area, a lot of power management as well. So, I would say all in all that's actually combined everything. It is a very, very big ecosystem that's extending beyond what we are actually seeing at this moment.

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Q

William Stein

Analyst, Truist Securities, Inc.

And in satellite, low-Earth orbit satellite, anything there?

A

Emily Yang

Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.

Oh, for the satellite, yeah. I think we are definitely engaging with a lot of customers working in this area. We probably can share a little bit more in the future.

A

Gary Yu

President, Chief Executive Officer & Director, Diodes, Inc.

Yeah.

Q

William Stein

Analyst, Truist Securities, Inc.

I'll end it there. Thanks so much.

A

Gary Yu

President, Chief Executive Officer & Director, Diodes, Inc.

Thank you.

.

Operator: [Operator Instructions] . The next question is from David Williams with Needham and Company. Please go ahead.

Q

David Williams

Analyst, Needham

Hey, good afternoon, everyone. Thanks for taking my question and congrats on the continued progress here.

A

Gary Yu

President, Chief Executive Officer & Director, Diodes, Inc.

Thank you.

A

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Emily Yang

Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.

Thank you.

A

Gary Yu

President, Chief Executive Officer & Director, Diodes, Inc.

Thank you, David.

Q

David Williams

Analyst, Needham

Maybe first on the pricing trend, it looks like there is a little bit of pricing pressure in the first quarter and maybe that's more mix than market dynamics. But can you talk about maybe what you're seeing in terms of pricing? Are you seeing the typical type of erosion trends or are we in a tight enough environment here that you can – we'll start to see that maybe flip around and get some pricing power?

A

Emily Yang

Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.

Hi, David. This is Emily. You are absolutely right. Q1, what we see in pricing, really, really stabilized and is mainly driven by the product mix change. And typically during the constrained supply situation, you actually see the price more stabilized or maybe upward trend, right. So, definitely we are seeing that in the overall market across all different end market segments.

Q

David Williams

Analyst, Needham

Okay. Great. And then maybe just secondly, you mentioned Europe, I think multiple times in the script, probably more than we've heard you talk about in the past, it feels like it's coming off the bottom here. But as you look out across your markets and where things are improving, do you sense that any of the strength is coming from replenishment or do you feel like it's real in-demand that's coming through and this is the inflection that we have been hoping for here?

A

Emily Yang

Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.

This is the real demand. If you really refer back to our POS, point-of-sales in distribution, we actually decreased the channel inventory, both in terms of dollars as well as weeks. Usually Q1 is a slower quarter for us seasonality wise, usually about 5%, 6% down. We actually achieved 3.5% up. And this is also reflecting from the POS result as well. It's increased quarter-over-quarter, right. So, what we're seeing is definitely demand is real. We haven't really have the opportunity or seeing a restocking behavior going on both in distribution or our customer base at this moment.

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Q

David Williams

Analyst, Needham

Great. Thanks so much. And best of luck on the quarter.

A

Emily Yang

Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.

Thank you.

Operator: This concludes our question and answer session. I would like to turn the conference back over to Gary Yu for any closing remarks.

Gary Yu

President, Chief Executive Officer & Director, Diodes, Inc.

Thank you, everyone, for participating on today's call. We look forward to reporting our continued progress on next quarter's conference call. Operator, you may now disconnect.

Operator: The conference is now concluded. Thank you for attending today's presentation. You may now disconnect.

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